The Mexico Fund, Inc.

Monthly Summary Report
September 2013

Prepared By:

Impulsora del Fondo México, sc
Investment Advisor to the Fund

www.themexicofund.com

The information presented in this report has been derived from the sources indicated. Neither The Mexico Fund, Inc. nor its Adviser, Impulsora del Fondo México, S.C., has independently verified or confirmed the information presented herein.

September 30, 2013

I. The Mexico Fund Data	End of Month	One Month Earlier	One Year Earlier
Total Net Assets1 (million US$)	$396.00	$380.54	$386.81
NAV per share	$28.71	$27.72	$28.95
Closing price NYSE2	$29.16	$27.72	$26.97
% Premium (Discount)	1.57%	0.00%	(6.84%)
Shares traded per month2 (composite figures)	837,743	1,043,034	433,697
Outstanding shares3	13,793,707	13,725,788	13,362,856
Shares on Short Interest Position2	41,056	38,110	14,798
Note: Past performance is no guarantee of future results.

II. Performance4	1 Month	3 Months	6 Months	1 Year
Market price	5.19%	-2.79%	-16.41%	18.58%
NAV per share	3.57%	-0.95%	-10.53%	8.46%
Bolsa Index	4.00%	-2.29%	-14.09%	-3.42%
MSCI Mexico Index	4.00%	-2.19%	-13.01%	-2.90%

	2 Years	3 Years	5 Years	10 Years
Market price	66.35%	58.43%	111.93%	483.63%
NAV per share	49.17%	39.09%	73.97%	407.96%
Bolsa Index	27.33%	15.98%	35.44%	332.17%
MSCI Mexico Index	28.26%	18.37%	36.39%	283.17%

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1 Source: Impulsora del Fondo México, S.C. (Impulsora). Impulsora utilizes the spot exchange rate, provided by Bloomberg, to calculate the Fund's Net Asset Value per share (NAV). The NAV is published every business day on the Fund’s website www.themexicofund.com.
2 Source: NYSE Euronext. Short interest position as of first fortnight of every month.
3 During September 2013, the Fund issued 67,919 shares at market prices above NAV under its Equity Shelf Program.
4 Sources: Lipper, Inc., Bloomberg and Impulsora del Fondo México, S.C. Periods ended on the last US business day of the date of this report. Performance figures for the Fund take into account the reinvestment of distributions; however, performance figures for the Bolsa Index and MSCI Mexico Index do not.

III. The Mexican Stock Exchange	End of Month	One Month Earlier	One Year Earlier
Bolsa Index5	40,185.23	39,492.37	40,866.96
Daily avg. of million shares traded	332.6	409.8	373.0
Valuation Ratios6: P/E	18.56	18.24	18.15
P/BV	2.79	2.74	2.98
EV/EBITDA	9.36	9.21	9.13
Market capitalization (billion US$)	$535.08	$518.81	$544.61

IV. The Mexican Economy.	End of Month	One Month Earlier	One Year Earlier
Treasury Bills7
One month	3.64%	3.84%	4.17%
Six months	3.75%	3.95%	4.27%
One year	3.70%	4.00%	4.59%
Long-term Bonds
Three years	4.34%	4.79%	4.85%
Five years	N.A.	N.A.	N.A.
Ten years	6.13%	5.93%	5.44%
20 years	N.A.	7.00%	6.57%
30 years	7.67%	N.A.	N.A.
Currency Market8
Exchange Rate (Ps/US$)	Ps. 13.0914	Ps. 13.3800	Ps. 12.8585

	Month	Year to Date	Last 12 Months
Inflation Rates on Previous Month
Consumer Price Index9 (CPI)	0.28%	1.56%	3.46%

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5 Source: Mexican Stock Exchange
6 Source: Impulsora del Fondo México, S.C. Figures represent the average obtained from a representative sample of companies listed on the Bolsa. P/E refers to Price/Earnings, P/BV refers to Price/Book Value and EV/EBITDA refers to Enterprise Value/Earnings before Interests, Taxes, Depreciation and Amortization.
7 Monthly average of weekly auctions as published by Banco de México. N.A. means no auction for such instrument was scheduled for this month.
8 Sources: Bloomberg and Banco de México
9 Source: Banco de México

V. Economic Comments.

According to results of the monthly poll conducted during September 2013 by Mexico’s Central Bank (Banxico), economic analysts of the private sector estimate that Mexico’s gross domestic product (GDP) will increase 1.43% during 2013 and 3.59% during 2014. The inflation rate is estimated by analysts to be 3.59% for 2013 and 3.82% for 2014. The exchange rate of the peso against the dollar is expected to end 2013 at Ps. 12.79 and at Ps. 12.54 towards the end of 2014, while the interest rate for the 28-day Cetes (Treasury Bills) is estimated to be 3.59% and 3.90% for the same periods. The complete results of this and past polls are available at Banxico’s website, located at www.banxico.org.mx.

VI. Portfolio of Investments As of September 30, 2013 (Unaudited)

			Percent of
Shares Held	COMMON STOCK - 92.51%	Value	Net Assets
	Airports
700,000	Grupo Aeroportuario del Sureste, S.A.B. de C.V. Series B	$7,648,380	1.93%
1,500,000	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. Series B	4,989,917	1.26
		12,638,297	3.19
	Beverages
1,500,000	Arca Continental, S.A.B. de C.V.	9,345,066	2.36
2,900,000	Fomento Económico Mexicano, S.A.B. de C.V. Series UBD	28,132,973	7.10
2,215,000	Organización Cultiba, S.A.B. de C.V. Series B	5,228,127	1.32
		42,706,166	10.78
	Building Materials
26,020,800	Cemex, S.A.B. de C.V. Series CPO	29,138,589	7.36

	Chemical Products
4,150,000	Alpek, S.A.B. de C.V. Series A	8,933,116	2.26
3,190,000	Mexichem, S.A.B. de C.V.	13,901,454	3.51
		22,834,570	5.77
	Construction and Infrastructure
2,300,000	Empresas ICA, S.A.B. de C.V.	4,905,205	1.24

	Consumer Products
6,000,000	Kimberly-Clark de México, S.A.B. de C.V. Series A	17,466,428	4.41

	Energy
1,200,000	Infraestructura Energética Nova, S.A.B de C.V.	4,631,743	1.17

	Financial Groups
1,200,000	Banregio Grupo Financiero, S.A.B. de C.V. Series O	6,808,745	1.72
4,649,930	Grupo Financiero Banorte, S.A.B. de C.V. Series O	29,029,651	7.33
4,500,000	Grupo Financiero Santander Mexicano, S.A.B de C.V. Series B	12,450,158	3.14
		48,288,554	12.19
	Food
3,000,000	Grupo Bimbo, S.A.B. de C.V. Series A	9,324,442	2.36
1,000,000	Grupo Herdez, S.A.B. de C.V.	3,383,901	0.85
		12,708,343	3.21
	Holding Companies
10,500,000	Alfa, S.A.B. de C.V. Series A	28,296,439	7.15
1,620,000	Grupo Carso, S.A.B. de C.V. Series A1	8,652,276	2.18
1,000,000	KUO, S.A.B. de C.V. Series B	1,959,302	0.50
		38,908,017	9.83
	Media
3,042,000	Grupo Televisa, S.A.B. Series CPO	17,002,241	4.29

	Mining
7,750,000	Grupo México, S.A.B. de C.V. Series B	23,158,715	5.85

			Percent of
Shares Held	COMMON STOCK	Value	Net Assets
	Restaurants
2,700,000	Alsea, S.A.B. de C.V.	7,560,841	1.91

	Retail
1,500,000	El Puerto de Liverpool, S.A.B. de C.V. Series C-1	16,934,782	4.28
2,740,000	Grupo Comercial Chedraui, S.A.B. de C.V. Series B	8,673,297	2.19
8,100,000	Wal-Mart de México, S.A.B. de C.V. Series V	21,296,576	5.38
		46,904,655	11.85
	Stock Exchange
3,200,000	Bolsa Mexicana de Valores, S.A.B. de C.V. Series A	7,692,378	1.94

	Telecommunications Services
30,000,000	América Móvil, S.A.B. de C.V. Series L	29,790,550	7.52

	Total Common Stock	$366,335,292	92.51%

	REAL ESTATE INVESTMENT TRUSTS – 2.95%
1,750,000	Fibra Shop Portafolios Inmobiliarios, S.A.P.I. de C.V. Series 13	2,061,277	0.52
3,985,000	Macquaire México Real Estate Management S.A. de C.V. Series 12	6,791,126	1.71
1,432,327	PLA Administradora Industrial, S. de R.L. de C.V. Series 13	2,838,089	0.72
		$11,690,492	2.95

	Total Equity Securities	$378,025,784	95.46%

Securities	SHORT-TERM SECURITIES – 4.54%
Principal Amount
	Repurchase Agreements
$5,141,967	BBVA Bancomer, S.A., 3.67%, dated 09/30/13, due 10/01/13 repurchase price $5,142,491collateralized by Bonos del Gobierno Federal.	$5,141,967	1.30%
	Time Deposits
12,835,767	Comerica Bank, 0.02%, dated 09/30/13, due 10/01/13	12,835,767	3.24
	Total Short-Term Securities	17,977,734	4.54
	Total Investments	396,003,518	100.00
	Liabilities in Excess of Other Assets	(7,465)	(0.00)
	Net Assets Equivalent to $28.71 per share on 13,793,707 shares of capital stock outstanding	$395,996,053	100.00%

VII. The Mexico Fund, Inc. Charts

VII. The Mexico Fund, Inc. Charts (continued)